UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

June 1, 2023
Date of Report (Date of earliest event reported)

Viemed Healthcare, Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38973	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 E. Kaliste Saloom Rd. Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)
(337) 504-3802
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	VMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 1, 2023, Viemed, Inc. ("Viemed"), a wholly-owned subsidiary of Viemed Healthcare, Inc. (the "Company"), completed its previously announced acquisition of Home Medical Products, Inc., (“HMP”), which operates throughout Tennessee and in Alabama and Mississippi (collectively, the “Acquired Business”).

The acquisition was consummated pursuant to the terms and conditions of a definitive Stock Purchase Agreement (the “Purchase Agreement”), dated April 18, 2023, by and among Viemed, HMP, Kevin Atkins and David Steele (collectively, the “Stockholders”). Viemed acquired from the Stockholders 100% of the equity ownership of HMP in exchange for approximately $28 million in cash, subject to customary post-closing net working capital and other adjustments. Approximately $15 million of the purchase consideration was funded by cash on hand, $8 million was funded by a borrowing on the Company's previously disclosed 5 year revolving credit facility, and $5 million was funded by a borrowing on the Company's previously disclosed delayed draw term loan facility.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on April 19, 2023 and is incorporated herein by reference in its entirety.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K regarding borrowings on the credit facilities is also responsive to Item 2.03 of this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.03.

The foregoing description of the credit facilities is qualified in its entirety by reference to the full text of the Credit Agreement dated November 29, 2022 with the lenders from time to time party thereto and Regions Bank, as administrative agent and collateral agent, which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 29, 2022 and is incorporated herein by reference in its entirety.

Item 7.01. Regulation FD Disclosure

On June 1, 2023, the Company issued a press release announcing that it has consummated its acquisition of HMP. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.    Financial Statements and Exhibits

(a)	Financial statements of businesses acquired
Any financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information
Any pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K within 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
2.1
Stock Purchase Agreement dated April 18, 2023 by and among Viemed, Inc., the Stockholders and Home Medical Products, Inc. Incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 19, 2023.*

10.1
Credit Agreement, dated November 29, 2022, among Viemed, Inc., as borrower, certain subsidiaries of Viemed, Inc., as guarantors, the lenders from time to time party thereto, and Regions Bank, as administrative agent and collateral agent. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 29, 2022.

99.1	Press Release dated June 1, 2023.
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.
* Schedules (or similar attachments) to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules (or similar attachments) to this exhibit to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 1, 2023

VIEMED HEALTHCARE, INC.

By:	/s/ Trae Fitzgerald
Trae Fitzgerald
Chief Financial Officer